                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 3, 2001
                                ----------------

                                 J. BAKER, INC.
                                 --------------
               (Exact name of Registrant as Specified in Charter)


       Massachusetts                    0-14681                 04-2866591
----------------------------    ------------------------    ------------------
(State or other jurisdiction    (Commission file number)      (IRS employer
     of incorporation)                                    identification number)

                555 Turnpike Street, Canton, Massachusetts 02021
                ------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (781) 828-9300
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

         Effective February 3, 2001, the Company completed the sale of its licensed footwear business to Footstar Corporation, a subsidiary of Footstar, Inc., for net cash proceeds of approximately $59,000,000, subject to a post-closing adjustment to be determined upon the reconciliation of a physical inventory. The transaction involved the sale of substantially all of the assets of the Company's JBI, Inc. ("JBI") and Morse Shoe, Inc. ("Morse") subsidiaries which assets included license agreements, inventory, fixed assets and intellectual property for the various department store chains serviced by JBI and Morse. Footstar assumed certain liabilities of JBI and Morse.

         The net cash proceeds received by the Company from the transaction were used to pay down the Company's bank debt pursuant to the 1999 Loan and Security Agreement with Fleet Retail Finance Inc., as Agent (the "Credit Agreement") and the Company's Chattel Loan with BancBoston Leasing Inc. Upon consummation of the aforementioned transaction, the Company entered into a new revolving credit facility with a syndicate of banks agented by Fleet Retail Finance and a term loan with Back Bay Capital Funding LLC, which replaced the Credit Agreement and which reduced the company's aggregate commitment amount from $160 million to $110 million. As with the prior agreements, these loans will be secured by substantially all of the assets of the Company and its subsidiaries.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
----------------------------------------------------------------------------

(a)      Not applicable.

(b) Pro Forma Financial Information: The Forma Financial Information required by Article 11 of Regulation S-X will be filed by amendment within the time period set forth in Item 7 of Form 8-K.

(c)      Exhibits:
         ---------

         (2.1) Asset Purchase Agreement, dated as of November 16, 2000 by and between J. Baker, Inc., JBI, Inc., Morse Shoe, Inc. and Footstar Corporation (filed as Exhibit 10.01 to the Company's Report on Form 10-Q for the fiscal quarter ended October 28, 2000 and incorporated herein by reference). Schedules to the Asset Purchase Agreement were omitted. The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.

         (99.1) 2001 Loan and Security Agreement by and among J. Baker, Inc.,
                (as Borrower's Representative), JBI, Inc., Morse Shoe, Inc., JBI Apparel Inc., The Casual Male, Inc., WGS Corp. and TCMB&T, Inc. and BankBoston Retail Finance Inc. et. al. and Back Bay Capital Funding LLC, dated February 3, 2001, attached.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   J. BAKER, INC.



                                  By:   /s/ Alan I. Weinstein
                                     --------------------------------
                                        Alan I. Weinstein
                                        President and Chief Executive Officer

Date:    Canton, Massachusetts
         February 14, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                  --------------------------------------------


                                    EXHIBITS

                                   Filed with

                           Current Report on Form 8-K

                                       of

                                 J. BAKER, INC.

                               555 Turnpike Street
                                Canton, MA 02021


                            Dated February  14, 2001
                                           ----

                                INDEX TO EXHIBITS

    Exhibit
    Numbers

         (2.1) Asset Purchase Agreement, dated as of November 16, 2000 by and between J. Baker, Inc., JBI, Inc., Morse Shoe, Inc. and Footstar Corporation (filed as Exhibit 10.01 to the Company's Report on Form 10-Q for the fiscal quarter ended October 28, 2000 and incorporated herein by reference). Schedules to the Asset Purchase Agreement were omitted. The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.

         (99.1) 2001 Loan and Security Agreement by and among J. Baker, Inc.,
                (as Borrower's Representative), JBI, Inc., Morse Shoe, Inc., JBI Apparel Inc., The Casual Male, Inc., WGS Corp. and TCMB&T, Inc. and BankBoston Retail Finance Inc. et. al. and Back Bay Capital Funding LLC, dated February 3, 2001, attached.